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                                                                    Exhibit 10.1

                       EXCLUSIVE PATENT LICENSE AGREEMENT

      This EXCLUSIVE PATENT LICENSE AGREEMENT is entered into as of April 2, 1997, between IriSys Research & Development, LLC ("LICENSEE") and the Center for Neurologic Study ("LICENSOR").

      NOW, THEREFORE, the parties hereby agree as follows:

      1.    CERTAIN DEFINITIONS.

            1.1 An "AFFILIATE" of a party means an entity directly or indirectly controlling, controlled by or under common control with that party provided that such entity will be considered an Affiliate only for the time during which such control exists.

            1.2 "LICENSED PATENTS" means the patents or patent applications set forth on Schedule A, including any continuations, continuations-in-part, divisions, reissues, reexaminations and extensions thereof and patents corresponding thereto.

            1.3 "LICENSED PRODUCTS" means and includes any and all technologies, products, processes or biological materials embodied in whole or in part, in the Licensed Patents.

            1.4 "NET REVENUES" means all sales, fees, royalties, milestone payments, revenues, receipts, and monies directly or indirectly collected or received by Licensee from the sale of Licensed Products whether in cash or by way of other benefit, advantage, or concession (in which case the applicable revenue will be the monetary equivalent of the same), whenever and wherever obtained, which will not in any way be limited by territorial limitations or by the source of those revenues, and will include any revenues which Licensee or the other party directs to be paid to any other person or corporation, less (a) in the event such revenues derive from Licensee's sublicense to third parties, any and all of Licensee's reasonable out of pocket expenses arising therefrom, including but not limited to, attorney's fees and expenses and (b) in the event Licensee sells products or technologies covered by the Licensed Patents or derives revenue from performing services covered by the Licensed Patents the amount of any trade or cash discounts or allowances, transportation costs and costs associated with returns. The calculations of Net Revenues will be carried out in accordance with generally accepted accounting principles applied on a consistent basis. All aforesaid monies earned or accrued due to Licensee during the term of the Licensed Patents, but collected by Licensee after the term of the Licensed Patents, will be included within Net Revenues for the purposes of this Agreement. Net Revenues does not include any revenues, receipts or other monies received in connection with or for the purpose of research and development cost funding, including, without limitation, any governmental or charitable grants received by Licensee for such purpose.

      2.    LICENSE.

            2.1 Grant. Subject to all terms and limitations of this Agreement, Licensor hereby grants to Licensee an exclusive (even as to Licensor) license (with the right to sublicense to others) to offer, make, use and sell technology, products or processes with respect to, and

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covered by, the Licensed Patents in the United States. This license will terminate with respect to any individual Licensed Patent upon the expiration of such Licensed Patent, but will remain in force with respect to any unexpired Licensed Patents until each such Licensed Patent expires, and will automatically expire without the necessity of any action on the part of Licensor or Licensee, upon the expiration of the last to expire of such Licensed Patents. The parties hereto agree that Licensor shall not sell the Licensed Products to any other party during the term of this Agreement.

            2.2 Royalties. As partial consideration for this Agreement, Licensee will pay Licensor a royalty of (a) 50% on its Net Revenues received in connection with the sublicense of the Licensed Patents or (b) 10% on its Net Revenues received in connection with the making, use or sale of products or technology covered by any of the Licensed Patents that have not expired at the time of the receipt of such Net Revenues.

            2.3   Payment. Royalties will be paid, in US dollars, within thirty
(30) days of the end of each calendar quarter with respect to Net Revenues received during that period. For each applicable period in which Net Revenues are received by Licensee sales during the term of this Agreement, Licensee will provide Licensor a written report within the same 30 days showing Net Revenues subject to the royalty obligations of this Agreement and a calculation of such royalties then due and payable.

                  2.3.1 In the event that Licensee becomes obligated at any time or from time to time during the term of this Agreement to pay royalties to any third party to practice the rights granted hereunder, Licensee's royalty obligation to Licensor shall be reduced by an amount equal to its royalty obligation to such third party.

                  2.3.2 Licensee's obligation to pay royalties hereunder shall be suspended during any period of time that Licensee is enjoined from exercising any of its rights hereunder with respect to the Licensed Patents or any Licensed Products. Upon resolution of any such matter, Licensee shall promptly pay to Licensor all amounts previously withheld with respect to such matter, less (i) any reduction which may be applicable pursuant to the paragraph above, and (ii) expenses incurred in the resolution thereof.

                  2.3.3 Any tax paid by Licensee on account of royalties payable to Licensor under this Agreement shall be deducted from the amount of royalties otherwise due.

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      3.    RECORDS/AUDITS. Licensee shall keep accurate and correct records with regard to Net Revenues and royalties and the calculation thereof under this Agreement. Such records shall be retained for at least three (3) years following a given report period. Licensor is hereby granted by Licensee the right, upon reasonable written notice to Licensee, to retain an independent certified public accountant reasonably acceptable to Licensee to audit Licensee's records solely to verify sales of the Licensed Products and accuracy of all Net Revenue reports. Licensor may designate an agent for purposes of this verification and this verification shall be upon reasonable notice to Licensee. Licensor's independent certified public accountant shall have the right, at Licensor's expense, and on a confidential basis, to copy such records or any portion thereof.

      4. CONFIDENTIALITY. Each party recognizes the importance to the other of the other's proprietary information. In particular Licensee recognizes that Licensor's proprietary information (and the confidential nature thereof) are critical to the business of Licensor and that Licensor would not enter into this Agreement without assurance that such technology and information and the value thereof will be protected as provided in this Section 4 and elsewhere in this Agreement. Accordingly, the party receiving the other party's proprietary information will (i) hold the disclosing party's proprietary information in confidence as a fiduciary and take all reasonable precautions to protect such proprietary information (including, without limitation, all precautions the receiving party employs with respect to its confidential materials), (ii) not divulge (except as such disclosure is required by Licensee's compliance with legal requirements, and in any such case Licensee will promptly notify Licensor of any such legally required disclosure) any such proprietary information or any information derived therefrom to any third person, and (iii) not make any use whatsoever at any time of such proprietary information except as expressly authorized by this Agreement. Without granting any right or license, the disclosing party agrees that the foregoing clauses (i), (ii), and (iii) will not apply with respect to information the receiving party can document (a) is in or (through no improper action or inaction by the receiving party or any Affiliate, agent or employee) enters the public domain (and is readily available without substantial effort), or (b) was rightfully in its possession or known by it prior to receipt from the disclosing party, or (c) was rightfully disclosed to it by another person without restriction, or (d) was independently developed by it by persons without access to such information and without use of any proprietary information of the disclosing party.

      5. PATENT MATTERS. Licensor retains the sole right and discretion to file and prosecute any foreign or US patent applications and maintain patents relating to the Licensed Patents or any improvements made by Licensor. Licensor will provide any status reports or other information relating to patents or patent applications that licensee requests in writing. Unless agreed otherwise in writing, in advance, Licensee will not file, apply for or prosecute any foreign patents corresponding to the Licensed Patents. Any improvements to any technology expressly claimed by the Licensed Patents (whether or not patentable or copyrightable) will be owned solely by Licensor. If either party becomes aware of any product or activity of any third party that involves infringement or violation of any Licensed Patents or other proprietary right of Licensor, then such party will promptly notify the other party in writing of such infringement or violation. Licensor may in its discretion take or not take whatever action it believes is appropriate. If Licensor elects to take action, Licensee will fully cooperate therewith at Licensee's expense. If Licensor initiates and prosecutes any such action under this Section 5, all amounts received will first be used to reimburse Licensor's legal expense (including court costs

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and attorney's fees) and Licensor will be entitled to (a) 50% of all amounts awarded by way of judgment, settlement or compromise if the amounts received are in compensation for lost reasonable royalties or (b) 10% of any amounts received that are compensation for Licensee's lost profits on sales of products or technology and in either such case the remainder will be paid to Licensee. If Licensor elects not to take any action in connection with such infringement or violation, Licensee may, on Licensor's behalf and as exclusive licensee, initiate action to enforce the rights granted hereunder. In such events, (i) Licensor agrees to appoint Licensee as its lawful attorney in fact with full power to prosecute such action, (ii) Licensee will bear the costs of such action and (iii) any amounts received will first be used to reimburse Licensee's legal expenses and the remaining portion will be allocated 90% to Licensee and 10% to Licensor. Licensee understands that Licensor has not conducted comprehensive patent searches in all countries. Licensor and Licensee will work cooperatively regarding issues concerning patents and proprietary rights and similar matters and to exercise reasonable business judgment in carrying out the objects of this Agreement to avoid exposing either party to liability under patent or similar laws in any country. Licensee represents and warrants that it is not aware of infringement or potential infringement by any third parties that have not been communicated to Licensor in writing before execution of this Agreement.

      6. TERM AND TERMINATION. Unless terminated earlier in accordance with this Agreement, the term of license granted hereunder shall expire upon the termination of Licensee's royalty obligations to Licensor.

            6.1 In the event Licensee fails to make payments due hereunder, Licensor shall have the right to terminate this Agreement upon forty-five (45) days written notice, unless Licensee makes such payments within the forty-five
(45) day notice period.

            6.2 Licensee shall have the right during a period of six (6) months following the effective date of such termination to sell or otherwise dispose of Licensed Products existing at the time of such termination, and shall make a final report and payment of all royalties related thereto within sixty
(60) days following the end of such period or the date of the final disposition of such inventory, whichever occurs first.

            6.3 This Agreement will remain in effect according to the expiration terms set forth in Section 2, unless terminated pursuant to this
Section 6. If a party materially breaches a material provision of this Agreement, the other party may terminate this Agreement upon forty-five (45) days' written notice unless the breach is cured within the notice period. In the event of any expiration or termination of this Agreement, the rights and licenses granted Licensee under this Agreement will terminate but all other provisions of this Agreement will continue in accordance with their terms. Neither party will incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to any termination of this Agreement (or any part thereof) by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available. In the event of any expiration or termination of this Agreement for any reason, the provisions of Section 3, 4, 5, 6, 9, 11, 12, 13.6 and 13.7 will survive.

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            6.4   Notwithstanding any other provision of this Agreement,
Licensee shall be considered to have committed an event of default, and this Agreement and the license granted hereunder shall terminate, if any of the following occur:

                  6.4.1 Licensee fails or neglects to perform or observe any of its existing or future obligations under this Agreement, including, without limitation, the obligation to use its reasonable best efforts to use the rights and exclusive license granted herein to attempt to obtain maximum advantage, and the timely payment of any sums due Licensor within fifteen (15) days after notice that the payment is delinquent.

                  6.4.2 Licensee fails to file one Investigational New Drug Application (IND) for Licensed Products by September 30, 1998 and has not initiated significant clinical activity by September 30, 1999.

                  6.4.3 Licensee makes any assignment of its business for the benefit of creditors.

                  6.4.4 A petition of bankruptcy if filed by or against Licensee.

                  6.4.5 A receiver, trustee in bankruptcy, or similar officer is appointed to take charge of all or part of Licensee's property.

                  6.4.6 Licensee is adjudicated a bankrupt.

      7. INDEPENDENT CONTRACTORS. The parties are independent contractors and not partners, joint venturers, and neither has any right or authority to bind the other in any way.

      8. ASSIGNMENT. This Agreement shall not be assigned by Licensee, whether as part of a transfer of all, or substantially all, of the business to which this Agreement relates, or otherwise, without the prior written consent of Licensor, which shall not be unreasonably withheld. In the event Licensor has not provided written consent within 30 days following written notice of intent to assign, Licensee has the right to proceed with assignment. This Agreement shall be binding upon and inure to the benefit of successors in interest and assigns of Licensee.

      9. GOVERNING LAW. This Agreement will be governed by and construed under the laws of the State of California and the United States without regard to conflicts of laws provisions thereof. The parties agree that the proper forum for the hearing and consideration of any dispute, case, or controversy arising out of this Agreement or its interpretation and enforcement shall be within the appropriate tribunal in San Diego, California.

      10. NOTICES. Notices under this Agreement will be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested to a party at its addresses set forth in the signature block below or as amended by notice pursuant to this subsection.

      11. ENTIRE AGREEMENT. This Agreement constitutes the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to the subject

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matter of this Agreement and supersedes all prior and contemporaneous proposals
(both oral and written), negotiations, conversations, discussions, and understandings and agreements of the parties. no party has been induced to enter into this Agreement by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Agreement.

      12. WARRANTY DISCLAIMER. Licensor expressly disclaims any and all implied or express warranties and makes no express or implied warranties of merchantability of the Licensed Patents, Licensed Processes or Licensed Products contemplated by this Agreement.

            12.1 Nothing in this agreement shall be construed as: (a) a warranty or representation by Licensor as to the validity or scope of any Licensed Patents; or (b) a warranty or representation that anything made, used, sold or otherwise commercialized under the license granted in this agreement is or will be free from infringement of patents owned by third parties; or (c) conferring a right to use in advertising, publicity or otherwise the name of Licensor, unless Licensor has specifically approved the same in writing.

            12.2 Licensor hereby represents that it has all right, title and interest in and to the Licensed Patents and that it has the full right and power to grant the exclusive license set forth in this Agreement.

      13.   GENERAL.

            13.1 Licensee shall not distribute or resell the Licensed Products to others except in accordance with this Agreement, Licensee agrees to comply with all applicable laws and regulations.

            13.2 The sole relationship between Licensor and Licensee shall be that of Licensor and Licensee and Licensor shall have no power to bind or obligate Licensee in any manner, except as is expressly set forth in this Agreement.

            13.3 Each party shall indemnify, defend, and hold harmless the other party and its employees and officers and their respective successors, heirs and assigns from any and all liability, actions, demands, claims, losses, damages, recoveries, settlements, and expenses {including without limitation reasonable attorney fees and litigation expenses. of any nature, including without limitation, liability for death, personal injury, or property damages arising directly or indirectly from or in connection with such party's possession, distribution, or other use of Licensed Products under this Agreement and/or from such party's publication or distribution of test reports, data, and other information relating to Licensed Products.

            13.4 If any provision of this Agreement is ultimately held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            13.5 Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement, except in the event of written and signed waiver.

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            13.6   Limitation of Liability. Licensor will not be liable with
respect to any subject matter of this Agreement under any contract, negligence, strict liability or other theory for cost of procurement of substitute goods, services, technology or rights.

            13.7 Severability. If any provision of this Agreement is held illegal, invalid or unenforceable by a court of competent jurisdiction, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable.

            13.8 Amendment and Waiver. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties.

            13.9 Arbitration. Any dispute, controversy, or claim arising out of this Agreement, or the interpretation, performance, breach, enforcement or termination thereof, or arising out of the respective rights and duties of the parties to this Agreement, will be settled by arbitration in accordance with the Rules of the American Arbitration Association, in effect as of the date hereof. This provision does not apply to disputes, claims, or controversies involving any issues of or disputes relating to patent validity or infringement arising out of or relating to this Agreement, which will be determined by a court of competent jurisdiction. The parties have agreed on this mechanism in order to obtain prompt and expeditions resolutions of disputes. Unless the parties agree in writing on the appointment of a single arbitrator, the matter will be referred to three arbitrators; one to be appointed by each party, and the third, who will act as Chairman, being nominated by the two so selected by the parties. The award is to be given by a majority decision; however, if there be no majority, the award will be made by the Chairman of the arbitral tribunal alone. The cost of the proceeding will initially be borne equally by the parties to the dispute, but the prevailing party in such proceeding will be entitled to recover, in addition to reasonable attorneys' fees and all other expenses, its contribution for the reasonable expenses of the arbitrator as an item of damage and/or recoverable expenses. The place of arbitration will be in San Diego, California. Judgment on the award rendered by the arbitrators may be entered in any court of competent jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

      IN WITNESS WHEREOF the parties to this Agreement have executed this Agreement this 25th day of July, 1997.

LICENSEE:                                    LICENSOR:

IriSys Research & Development, LLC           Center for Neurologic Study

By: Gerald J. Yakatan                        By: Richard A. Smith
    _______________________________              ____________________________

Gerald J. Yakatan, Ph.D.                     Richard A. Smith, M.D.
President & CEO                              Director
11760 Sorrento Valley Road, Suite E          9850 Genessee Avenue, Suite 320
San Diego, California 92121-1018             La Jolla, California 92037

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                                   SCHEDULE A

LICENSED PATENTS:

            1. 5,166,207, "Method for Enhancing the Systemic Delivery of Dextromethorphan for the Treatment of Neurological Disorders," issued November 24, 1992.

            2. 5,206,248, "Method for Reducing Emotional Lability in Neurologically Impaired Patients," issued April 27, 1993.

            3. 5,350,756, "Use of a Cytochrome Oxidase Inhibitor to Increase the Cough-Suppressing Activity of Dextromethorphan," issued September 27, 1994.

            4. 5,366,980, "Use of Dextromethorphan and an Oxidase Inhibitor to Treat Dermatitis," issued November 22, 1994.

            5. PCT Application PCT/US94110771, "Compositions Useful for the Preparation of Medicines for Treating a Variety of Intractable Disorders."